Calculation of Filing Fee Tables
S-4
Mobility (USA) Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.01 per share	Other	103,711,128		$ 40,950,338,890.80	0.000087	$ 3,562,679.48
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 40,950,338,890.80		$ 3,562,679.48
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,562,679.48
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents an estimate of the maximum number of shares of common stock, par value $0.01 per share, of Mobility (USA) Corporation ("SpinCo common stock") issuable by Mobility (USA) Corporation ("SpinCo") to shareholders of Eaton Corporation plc ("Eaton") pursuant to the offer by Eaton to redeem all or a portion of the outstanding Ordinary Shares, par value $0.01 per share, of Eaton ("Eaton Ordinary Shares") that are validly tendered and not properly withdrawn, in exchange for the issuance of SpinCo common stock (the "Exchange Offer") and, in the event the Exchange Offer is not fully subscribed, the issuance by SpinCo of the remaining shares of SpinCo common stock on a pro rata basis to Eaton shareholders whose Eaton Ordinary Shares remain outstanding after consummation of the Exchange Offer (the "Clean-Up Spin-Off"), in each case upon completion of the transactions contemplated by the Separation and Distribution Agreement, dated as of June 10, 2026, by and among Eaton, Eaton Corporation ("Eaton Ohio"), Eaton Capital Unlimited Company, SpinCo and Dana Incorporated ("Dana") described in the registration statement on Forms S-4 and S-1 of SpinCo with which this exhibit is filed (the "Registration Statement"). Immediately following the Exchange Offer and any Clean-Up Spin-Off, shares of Dana common stock, other than the Merger Excluded Shares (as defined in the Registration Statement), will be converted into the right to receive shares of SpinCo common stock upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of June 10, 2026, by and among Eaton, Eaton Ohio, SpinCo, Atlas Mobility Sub, Inc. and Dana (the "Merger Agreement") described in the Registration Statement. The shares of SpinCo common stock to be issued in the Merger are not being registered hereby and are being registered on a separate registration statement on Form S-4 of SpinCo, which was filed on October 19, 2026. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of SpinCo common stock as may be issuable as a result of stock splits, stock dividends or the like. It also includes SpinCo shares of common stock that may be issuable pursuant to the Eaton stock fund under the Eaton Savings Plan, the Eaton Personal Investment Plan and the Eaton Puerto Rico Retirement Savings Plan that may be exchanged in accordance with such plans. (2) Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) and Rule 457(f) under the Securities Act based on $394.85, the average of the high and low prices of the Eaton Ordinary Shares, reflecting that Eaton Ordinary Shares will be redeemed in exchange for the issuance of shares of SpinCo common stock pursuant to the Exchange Offer, as reported on the New York Stock Exchange on October 15, 2026, which amount represents the aggregate value of the Eaton Ordinary Shares to be acquired in the Exchange Offer, assuming Eaton elects to offer all of the shares of SpinCo common stock intended to be issued as part of the Exchange Offer, the Exchange Offer is fully subscribed and there is no discount to the per-share value of Eaton Ordinary Shares.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
103,711,128	$ 394.85	$ 40,950,338,890.80			$ 40,950,338,890.80

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date